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                                                                    EXHIBIT 99.5



                               ASSET PURCHASE AGREEMENT

          THIS AGREEMENT is made as of February 27, 1998, by and among MAXIFIT, LTD. d/b/a OVOX FITNESS & SPORTS CENTER OF OLD BRIDGE, a New Jersey corporation, with an address at Browntown Shopping Center, Route 516 & Gaub Road, Old Bridge, New Jersey ("SELLER") and TSI OLD BRIDGE, INC., a Delaware corporation, with an address c/o Town Sports International, Inc., 888 Seventh Avenue, New York, New York 10106 ("BUYER").

          In consideration of the covenants and terms and conditions contained in this Agreement, the parties agree as follows:

          1. DEFINITIONS. As used in this Agreement, the following terms shall have the indicated meanings:

               a. "ACQUISITION AGREEMENTS" shall mean collectively, the Bill of Sale, the Assignment and Assumption Agreement, the Assignment and Assumption of Seller's Lease, the Non-Competition Agreement and the TSI Note.

               b. "ASSETS" shall mean all assets of Seller relating to the Business listed or described in SCHEDULE 1(B) and any and all other personal property located at the Demised Premises, whether owned or leased by Seller, or used by Seller in connection with the Business, of every kind and nature whatsoever, other than Excluded Assets.

               c.   "ASSUMED CONTRACTS" shall mean those agreements listed on
SCHEDULE 1(C).

               d. "BANK FACILITY" shall mean the loan documents, dated as of April 24, 1997, by and between Ultrafit, Inc. and First Union National Bank ("BANK"), to which each of the other Ovox Sellers and each of Seller's Principals are guarantors.

               e. "BUSINESS" shall mean the business conducted by Seller of operating a membership health club facility at the Demised Premises.

               f. "CLOSING" shall mean the completion of the transactions contemplated hereby on the Closing Date at the offices of Donovan & Giannuzzi, 405 Park Avenue, New York, New York, 11th Floor.

               g.   "CLOSING DATE" shall mean the close of

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business on Wednesday, March 25, 1998.

               h. "DEMISED PREMISES" shall mean that certain premises located at Browntown Shopping Center, Route 516 & Gaub Road, Old Bridge, New Jersey, leased to Seller pursuant to the Seller's Lease, as more particularly described therein.

               i. "DUE DILIGENCE PERIOD" shall mean the period of time from the date of this Agreement to the close of business on Friday, March 13, 1998.

               j. "DUE DILIGENCE TERMINATION DATE" shall mean 5:00 pm, New York time, on Friday, March 13, 1998.

               k. "INTERIM PERIOD" shall mean the period of time from the date of this Agreement to the close of business on the Closing Date.


               l. "LANDLORD" shall mean Saul Cantor, 2933 Vauxhall Road, Vauxhall, New Jersey 07728.

               m. "LEASE MODIFICATION" shall mean the owner's consent and lease modification agreement, dated the Closing Date, between Landlord and Buyer, amending and modifying Seller's Lease, substantially and materially in the form attached hereto as EXHIBIT F.

               n. "OVOX ACQUISITION AGREEMENTS" shall collectively mean this Agreement and each of the three other asset purchase agreements used in connection with the Related Ovox Acquisitions.

               o. "OVOX CLUBS" shall collectively mean each of the four (4) health club businesses owned and operated by the Ovox Sellers.

               p. "OVOX SELLERS" shall collectively mean VIP Fitness, Inc. (Matawan), Exercise Inc. (Marlboro), Ultrafit, Inc. (Freehold) and Maxifit, Ltd. (Old Bridge).

               q. "PRESENT MEMBERSHIP AGREEMENTS" shall mean the present membership agreements listed on SCHEDULE 5(G), between the Present Members of the Business and Seller, which are in full force and effect with respect to each of such Present Members and Seller.

               r. "PRESENT MEMBERS" shall mean those persons or entities which are members of the health club facility located in the Demised Premises pursuant to the Present Membership Agreements.

               s. "PURCHASED ASSETS" shall mean, collectively, (i) the Assumed Contracts, including, but not limited to,

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Seller's Lease and the Present Membership Agreements, and (ii) the Assets.

               t. "RELATED OVOX ACQUISITIONS" shall mean the acquisition by affiliates of TSI (as defined herein) on the Closing Date of Seller's Principals' health club facilities located in (i) Freehold, New Jersey, (ii) Matawan, New Jersey, (iii) Morganville, New Jersey (the so-called "Marlboro" club) and (iv) Old Bridge, New Jersey (collectively, the "RELATED OVOX CLUBS").

               u. "SELLER'S LEASE" shall mean the lease, dated August 9, 1993, between Landlord and Seller, with respect to the Demised Premises.

               v. "SELLER'S PRINCIPALS" shall mean Harry Rosenstein, Phyllis Rosenstein and Stuart Rosenstein, the sole shareholders of Seller.


          2. SALE AND PURCHASE OF PURCHASED ASSETS; ACQUISITION AGREEMENTS.   On
the Closing Date, subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, undertakings and agreements made hereunder, and in consideration of the purchase by Buyer described below and the assumption of certain liabilities of Seller by Buyer:

               a. Seller hereby agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, the Purchased Assets, including all of the properties and assets used by Seller in connection with the Business, as referred to in the bill of sale, in the form of EXHIBIT A attached hereto (the "BILL OF SALE"). It is understood and agreed that only those assets specifically listed on SCHEDULE 2(A) attached hereto shall not be included in the Purchased Assets, and shall be expressly excluded therefrom (the "EXCLUDED ASSETS");

               b. Seller hereby agrees to assign to Buyer all of its right, title and interest in and under, and Buyer hereby agrees to assume all of Seller's obligations (except as otherwise set forth herein or in the Assignment and Assumption Agreement) arising under, the Assumed Contracts, and Seller and Buyer each hereby agree to execute and deliver on the Closing Date an assignment and assumption agreement, in the form of EXHIBIT B attached hereto (the "ASSIGNMENT AND ASSUMPTION AGREEMENT");

               c. Seller hereby agrees to assign to Buyer all of its rights, title and interest in and under, and Buyer hereby agrees to assume all of Seller's obligations (except as otherwise set forth herein or in the Assignment and Assumption or Seller's Lease) arising under Seller's Lease, and Seller and Buyer each

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

hereby agree to execute and deliver on the Closing Date an assignment and assumption agreement with respect to Seller's Lease, in the form of EXHIBIT C attached hereto (the "ASSIGNMENT AND ASSUMPTION OF SELLER'S LEASE");

               d. Seller agrees to execute and deliver to Buyer, and Seller agrees to have each of Seller's Principals execute and deliver to Buyer, on the Closing Date, a non-competition agreement, in the form of EXHIBIT D attached hereto (the "NON-COMPETITION AGREEMENT");

               e. Buyer shall (i) pay to Seller the Closing Date Consideration (as defined herein), (ii) direct its parent company, Town Sports International, Inc. ("TSI") to deliver to Seller and the owners of the Related Ovox Clubs, a single, non-transferable promissory note in accordance with the terms of this Agreement and the terms of the asset purchase agreements in the Related Ovox Acquisitions, such promissory note to be in the form of EXHIBIT E attached hereto (the "TSI NOTE") and (iii) assume and comply with all executory obligations of Seller arising on or after the Closing Date under each of the Assumed Contracts;

               f. At the Closing Date, and from time to time after the Closing Date, (i) at the request of Buyer and without further consideration, Seller shall promptly execute and deliver to Buyer such certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may reasonably be requested by Buyer more effectively to confirm any obligation assumed by Buyer, and to sell, convey, assign and transfer to and vest in Buyer, or to put Buyer in possession of, the Purchased Assets, consistent with the provisions of this Agreement, and (ii) at the request of Seller and without further consideration, Buyer shall promptly execute and deliver to Seller such certificates and other instruments of assumption, and take such other action, as may reasonably be requested by Seller more effectively to confirm and carry out the assumption by Buyer of the obligations of Seller assumed by Buyer hereunder, consistent with the provisions of this Agreement. To the extent that any consents, waivers or approvals necessary to convey any item of the Purchased Assets to Buyer are not obtained prior to the Closing Date, and Buyer agrees to nonetheless consummate the transactions contemplated hereby, Seller shall use its best efforts to: (i) provide to Buyer, at the request of Buyer, the benefits of any such Purchased Asset, and hold the same in trust for Buyer, if so requested by Buyer; (ii) cooperate in any reasonable and lawful arrangement approved by Buyer, designed to provide such benefits to Buyer; and (iii) enforce and perform, at the request of Buyer and for the account of Buyer, any rights or obligations of Seller arising from any such Purchased Asset against or in respect of any third person (including a government or governmental unit), including the right to elect to terminate any contract, arrangement or agreement in accordance with the terms thereof upon the advice of

Buyer; and

               g. As of the Closing Date, to the extent permissible, Seller shall assign and transfer to Buyer all of its right, title and interest in and to the following telephone number: (732) 607-2966.


          3.   MEMBERSHIPS; BUYER'S TRANSFER SYSTEM; ADJUSTMENTS.
Notwithstanding anything to the contrary in this Agreement or in the Acquisition Agreements, the Buyer and Seller agree as follows:

               a. With respect to revenues received by Seller from so-called "paid-in-full" Present Members who joined or renewed their Present Memberships on or after September 1, 1997 and up to the Closing Date, and in full satisfaction thereof, Seller shall pay to Buyer on the Closing Date the amount of Twenty Thousand Dollars ($20,000.00) ("BUYER'S 1997-1998 PAID-IN-FULL AMOUNT").

               b. (i) Buyer shall be entitled to receive and retain, for Buyer's own account, any and all monies received after the Closing Date in connection with the operation of the Business.

               (ii) Buyer shall be entitled to receive and retain any and all electronic fund transfers and credit card payments (together, "EFT PAYMENTS") made by Present Members, received by Seller or Buyer after the Closing Date.
All EFT Payments received by Seller PRIOR to the Closing Date ("PRE-CLOSING DATE EFT PAYMENTS") shall be pro-rated between Seller and Buyer in accordance with the percentage that the corresponding services are to be provided by Seller (i.e. on or prior to the Closing Date) or Buyer (i.e. after the Closing Date). On the Closing Date, Seller shall pay to Buyer, Buyer's pro-rated share of the Pre-Closing Date EFT Payments. (For example, if the Closing Date occurs on March 15, 1998 and Seller has collected $100,000.00 of EFT Payments on March 1, 1998, then Buyer shall be paid $50,000.00 of such EFT Payments by Seller and Seller shall be entitled to retain $50,000.00 of such amount.)

               (iii) Seller shall instruct its EFT billing service (the "EFT SERVICE"), in writing if necessary, that, as of the Closing Date, Buyer has the sole right to all information concerning, and proceeds from, Seller's EfT system, and that the EFT Service must provide full assistance and access to Buyer in the collection of EFT Payments. All such proceeds from the EFT system shall at all times be the sole and exclusive property of Buyer, and shall be immediately delivered to Buyer.

               (iv) Immediately subsequent to the Closing Date, Seller shall assist Buyer, if requested by Buyer, with the

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transfer of all EFT Payment data from Seller's EFT system to Buyer's EFT system and shall continue to assist Buyer until such transfer is completed.

               (v) Seller shall have no right to collect any EFT Payments from Present Members after the Closing Date. In the event that Buyer, after due investigation, reasonably believes that Seller has debited any Present Member's account through an EFT Payment, Seller shall, within three (3) days of written notice from Buyer, provide Buyer with access to the complete and accurate records of its system which services and manages EFT Payments, in order for Buyer to determine if such amounts have, in fact, been debited by Seller. In the event Seller fails to pay any such improperly debited amounts to Buyer within three (3) days of notice from Buyer of the improperly debited amounts, Buyer shall have an immediate right of offset against any payments required to be made to Seller pursuant to the TSI Note.

               (vi) Buyer's rights under this subsection 3(b) shall be subject to Seller's rights to the Rosenstein Receivables (as defined herein).


               c. As of the Closing Date, the parties shall make adjustments between them for (i) electricity, gas, telephone and other utilities, water charges and sewer rents, and (ii) all other obligations with respect to the expenses of the Business which are assumed by Buyer pursuant to this Agreement, including, but not limited to, cable television, credit card fees, collection fees, yellow pages fees, advertising fees, and the like. To the extent all of these adjustments cannot be completed on the Closing Date, the parties agree to make adjustment between them for such items as soon as reasonably possible after the Closing Date, such that Seller will be responsible for items of expense allocable to periods up to and including the Closing Date and Buyer will be responsible for items of expense allocable to periods commencing the day after the Closing Date, except as otherwise provided in this Agreement. All adjustments made in connection with this Agreement shall be made in accordance with generally accepted accounting principles, consistently applied ("GAAP").

               d. (i) (A) Seller shall allow Buyer to maintain all of Seller's financial books, records and files at the Demised Premises until Buyer has satisfactorily completed an audit of all such financial information. Seller and Seller's accountants shall cooperate with such audit. Such audit shall be completed no later than sixty (60) days after the Closing Date (the "POST-CLOSING AUDIT PERIOD").

                         (B)  During the Post-Closing Audit Period, Seller and
its bookkeeper and accountant shall have non-exclusive access to the former office of Harry Rosenstein for the purpose of reviewing Seller's financial books, records and files,

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and shall have the right to review and copy all such books, records and files;
PROVIDED, HOWEVER, that such actions do not disrupt the Business.

                         (C)  During the Post-Closing Audit Period, Buyer, at
Buyer's expense, may utilize Seller's accountant to assist in the audit.

               (ii) Seller and Seller's accountant will, for a period of eighteen (18) months after the Closing Date, provide Buyer with access, upon reasonable notice, to all financial books, records and files of the Business reasonably necessary for Buyer's orderly operation and continuation of the Business.

               e. Seller shall, for a period of eighteen (18) months after the Closing Date, maintain its corporate existence and remain a corporation in good standing in the State of New Jersey.

               f. (i) Seller shall have the right to all accounts receivable collected from members who are delinquent in their payment accounts (each a "DELINQUENT MEMBER") for any and all amounts relating to periods prior to the calendar month in which the Closing occurs (the "ROSENSTEIN RECEIVABLES"). On the Closing Date, Seller and Buyer shall prepare a list of all of the affected Delinquent Members and the amounts outstanding (the "ROSENSTEIN RECEIVABLE LIST"). In addition, (i) all delinquent amounts relating to the month in which the Closing occurs ("CLOSING MONTH DELINQUENT AMOUNTS") shall be collected by Buyer and, upon receipt of such amounts by Buyer, shall be divided, pro-rata, amongst Seller and Buyer in accordance with the method set out in subsection 3(b)(ii) of this Agreement, and (ii) on the Closing Date, Seller and Buyer shall prepare a list of the Closing Month Delinquent Amounts.

                    (ii) After the Closing Date, Buyer shall accept payment of all accounts receivable in the normal course of conducting the Business. Upon payment of any amounts from Delinquent Members, Buyer shall credit such payment first to the amounts owed by such Delinquent Member indicated on the Rosenstein Receivable List, and only upon payment in full of the amount indicated on the Rosenstein Receivable List shall such Delinquent Member's payments be for Buyer's account.

                    (iii) Within the first ten (10) business days of each month following the Closing Date, Buyer shall pay to Seller all amounts received in the previous month constituting Rosenstein Receivables. Upon each monthly payment, Buyer shall also provide Seller with a list indicating the amount collected from each affected Delinquent Member as of such date.

                    (iv) For the first ninety (90) days following the Closing Date, upon reasonable notice and during

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regular business hours, Seller shall have the right to review the data used to revise the Rosenstein Receivable List and any other information maintained by Buyer which may indicate amounts owed and amounts paid by Delinquent Members.

                    (v) Following the Closing Date, each Delinquent Member listed on the Rosenstein Receivable List shall be "locked-out" of all of the Ovox Clubs until such Delinquent Member has paid the entire amount indicated on the Rosenstein Receivable List.

                    (vi) Notwithstanding anything to the contrary in this Agreement, Seller shall have the right to collect all accounts receivable indicated on the Rosenstein Receivable List; PROVIDED, HOWEVER, that Seller may not use illegal methods or methods inconsistent with the Fair Debt Collection Practice Act, to the extent that it applies, in collecting such amounts.

               g. The terms of this Agreement, including, but not limited to the Purchase Price, shall be held strictly confidential by the parties and their affiliates, except as required by law.


          4.   PURCHASE PRICE.

               a. PAYMENT OF PURCHASE PRICE. The purchase price to be paid to Seller by Buyer shall be TWO MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($2,250,000.00) (the "PURCHASE PRICE"). The Purchase Price shall be paid by Buyer to Seller, as follows:

          (i) On the Closing Date, TWO MILLION ONE HUNDRED THIRTY SEVEN THOUSAND FIVE HUNDRED DOLLARS ($2,137,500.00) (which amount shall be reduced, dollar-for-dollar, by any amount of Seller's debt which Buyer agrees to assume and Seller agrees to assign, if any, as of the Closing Date) in immediately available funds, by wire transfer to an account designated by Seller or by certified check (the "CLOSING DATE CONSIDERATION"); and

          (ii) On the Closing Date, Buyer shall direct TSI to execute and deliver to Seller the TSI Note, issued by TSI in connection with this transaction and the Related Ovox Acquisitions, in the principal amount of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00), payable on the first anniversary of the Closing Date, of which, the principal amount of ONE HUNDRED TWELVE THOUSAND FIVE HUNDRED DOLLARS ($112,500.00) shall be payable to Seller.

          (iii) (A) In the event that as of the Closing Date, each of the Ovox Sellers shall have received permanent, unconditional certificates of occupancy, certificates of

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continued occupancy, or the legal equivalent of the same, acceptable in form and substance to Buyer's architects and attorneys, covering the entire demised premises for each of the four Ovox Clubs (each a "PERMANENT CERTIFICATE OF OCCUPANCY"), all other necessary licenses and permits relating to the Business and/or the Demised Premises (and have provided proof of the Permanent Certificates of Occupancy to Buyer), and Seller has received all required municipal sign-offs for the improvements made to the Demised Premises since the issuing of the Permanent Certificate of Occupancy, and each of the provisions of
Article 8 (conditions to closing) of each of the Ovox Acquisition Agreements are fully and completely satisfied, then the principal amount of the TSI Note shall be decreased from the principal amount of Four Hundred Thousand Dollars ($400,000.00) to the principal amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) and the closing date consideration to be paid to each of the Ovox Sellers for each of the four Ovox Clubs shall be increased by THIRTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS (37,500.00) per club.

                 (B) In the event that the Ovox Seller's have been unable to comply with subsection 4(a)(iii)(A) above on or prior to the Closing Date, and, at any time after the Closing Date, but prior to the due date of the TSI Note, each of the Ovox Sellers shall receive Permanent Certificates of Occupancy, covering the entire demised premises for each of the four Ovox Clubs (and have provided proof of the Permanent Certificates of Occupancy to Buyer), and each of the post-closing undertakings agreed to by each of the Ovox Sellers shall have been complied with, then the principal amount of the TSI Note shall, at such time, be decreased to the principal amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) and each of the Ovox Sellers shall be paid THIRTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS (37,500.00) plus the interest accrued on such amount to such date.

               b. ALLOCATION OF PURCHASE PRICE. Buyer and Seller agree that the Purchase Price shall be allocated as follows:

          Machinery, Equipment & Furniture   $   186,675.00
          Leasehold improvements             $         0.00
          Membership list                    $   266,701.00
          Goodwill                           $ 1,796,624.00

                    TOTAL:                   $ 2,250,000.00
                    ------                   --------------

Buyer and Seller further agree that they shall conform to and respect such allocations for all tax and accounting purposes, and that they shall file such allocations on, and in accordance with, IRS Form 8594.


          5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller, as of the date of this Agreement or such other date as clearly

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

indicated herein, represents and warrants to Buyer that:

               a. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Seller has all necessary corporate power and authority to conduct the Business as now being conducted and to own its properties.

               b. The execution, delivery and performance by Seller of this Agreement and the Acquisition Agreements to which it is a party, and the transactions contemplated hereby have been duly and validly authorized by all necessary action of Seller. This Agreement and each of the Acquisition Agreements to which Seller is a party will, as of the Closing Date, be duly and validly executed and delivered by Seller, and Seller has the power to do the same, and to perform this Agreement and the Acquisition Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Acquisition Agreements to which Seller is a party constitutes a legal, valid, binding and enforceable obligation of such party.

               c. This Agreement, the Acquisition Agreements and other instruments of conveyance and transfer to be executed by Seller and delivered to Buyer on the Closing Date will be valid in accordance with their terms and effective to assign, transfer and convey to Buyer at the Closing Date all of the Purchased Assets.

               d. Neither the execution or delivery of this Agreement or the Acquisition Agreements by Seller nor the consummation of the transactions contemplated hereby or thereby by Seller will (with or without notice or the passage of time, or both) result in (i) a conflict with the Certificate of Incorporation or By-Laws of Seller, (ii) the creation of any lien, charge, pledge, security interest or encumbrance of any nature whatsoever on any of the Purchased Assets, or (iii) a breach of, or liability under, any of the terms, or constitute a default pursuant to, any covenant or agreement to which Seller is a party, including without limitation, the Assumed Contracts, or by which Seller or any of the Purchased Assets is bound, or any judgement or order or any law, rule, regulation or ordinance, to which the Seller or any of the Purchased Assets is subject. The provisions of this Section 5(d) are subject to the Assignment and Assumption of Seller's Lease.

               e. Except as set forth on SCHEDULE 5(E), to the best of Seller's knowledge, Seller has good title to, owns and lawfully possesses all of the Purchased Assets free and clear of all mortgages, liens, pledges, security interests and encumbrances. As of the Closing Date, all mortgages, liens, pledges, security interests and encumbrances listed in SCHEDULE 5(E) shall be terminated, and all of the Purchased Assets shall be free and clear of all mortgages, liens, pledges, security interests and encumbrances.

               f. Except as set forth on SCHEDULE 5(F), there is (i) no outstanding consent order, judgment, injunction, award or decree of any court, government or regulatory body or arbitration tribunal against or involving Seller, any of the Purchased Assets or the Business, (ii) to the best of Seller's knowledge, no action, suit, dispute or governmental, administrative, arbitration or regulatory proceeding pending or involving Seller or any of the Purchased Assets or the Business, or threatened against Seller or any of the Purchased Assets or the Business, and (iii) to the best of Seller's knowledge, no investigation pending or, threatened against or relating to Seller, any of the Purchased Assets or the Business (collectively, "PROCEEDINGS"). None of the Proceedings listed in SCHEDULE 5(F), if adversely determined against Seller, any of the Purchased Assets or the Business, would have a material adverse effect on the Purchased Assets or the Business or on the ability of Seller or Seller's Principals to consummate the transactions contemplated hereby.

               g. The list of the Present Membership Agreements set forth on
SCHEDULE 5(G) is a complete and accurate list of all present memberships as of February 13, 1998, and, unless otherwise indicated in SCHEDULE 5(G), to the best of Seller's knowledge, each Present Membership Agreement is in full force and effect in accordance with its terms. The net monthly EFT Payment of dues, net of returns, in January 1998 totalled $125,608.00, and as of February 13, 1998
totalled $106,636.00, not including returns as of February 13, 1998.   SCHEDULE
5(G) accurately lists the expiration date of each Present Membership Agreement, and, to the best of Seller's knowledge, all other information therein is true, complete and correct;

               (i) Except as listed in SCHEDULE 5(G)(I), as of February 13, 1998, there are no renewal rights with respect to the Present Membership Agreements, except as indicated in the standard membership agreements listed in
SCHEDULE 5(G)(VI), which allow a Present Member to renew or otherwise continue his or her membership at an advantageous or preferred rate, including, but not limited to, so-called "guaranteed minimum rate contracts" (a "PREFERRED RENEWAL PROVISION");

               (ii) Except as listed in SCHEDULE 5(G)(II), as of February 13, 1998, there are no provisions in the Present Membership Agreements which entitle any Present Member to free or discounted personal services or rights ("PERSONAL SERVICES"), including, without limitation, massage therapy, private training, nutrition counseling, special dance classes, karate classes, etc. (each a "PERSONAL SERVICES DISCOUNT");

               (iii) Except as listed in SCHEDULE 5(G)(III), as of February 13, 1998, there are no Present Membership Agreements subject to special corporate rates, family rates, senior rates and/or group rates;

               (iv) There are no outstanding coupons or certificates for Personal Services issued by Seller, which have been sold or otherwise provided to any individual (exclusive of any such Personal Services provided for in the Present Membership Agreements) which would obligate Buyer to provide Personal Services to any individual after the Closing Date;

               (v) Except as listed in SCHEDULE 5(G)(V), as of February 13, 1998, there are no Present Membership Agreements which entitle Present Members to a free or complimentary membership;

               (vi) SCHEDULE 5(G)(VI) sets forth copies of the only membership agreements Seller has used, which are the only form of membership agreement used by Seller at any time in connection with past or present members of the Business;

               (vii) As of February 13, 1998, Seller has a total of approximately FOUR THOUSAND FORTY-TWO (4,042) active Present Members of which
(A) approximately EIGHT HUNDRED THIRTY-ONE (831) are paid-in-full memberships, and (ii) approximately THREE THOUSAND TWO HUNDRED ELEVEN (3,211) are active, non-delinquent EFT Payment memberships.

               (viii) As of the Closing Date, Seller has allowed Buyer to review true, correct and complete originals, and any and all amendments and related documents, of all Present Membership Agreements. As of the Closing Date there shall be no oral modifications with respect to any of the Present Membership Agreements or oral agreements between Seller and any Present Members or any third parties which would entitle any such Present Member or third party to any right customarily held by a Present Member of the Business;

               (ix) As of March 15, 1998, to the best of Seller's knowledge, except as listed in Schedule 5(g)(ix), Seller will have fully paid and satisfied all refund obligations with respect to any and all past members and Present Members as required by contract or by applicable law; and

               (x) Buyer shall have no liability for any obligations of Seller due to any Present Member or past member of Seller as a result of the cancellation of any membership prior to the Closing Date.

               h. (i) The Assumed Contracts, as set forth on SCHEDULE 1(C), form a complete and accurate list of ALL material contracts to which Seller is a party and which will not be terminated on or prior to the Closing Date. As of the Closing

Date, Seller has delivered to Buyer true and complete copies of all contracts, and all amendments thereto, to which it is a party, including, but not limited to, each of the Assumed Contracts. As of the Closing Date, all payments under each of the Assumed Contracts are current and each of the Assumed Contracts is otherwise in full force and effect. Except as set forth on SCHEDULE 5(H)(I), to the best of Seller's knowledge, each of the Assumed Contracts is valid, binding and enforceable in accordance with its terms. Except as set forth on SCHEDULE 5(H)(I), to the best of Seller's knowledge, as of the Closing Date, there exists no default under any of the Assumed Contracts on the part of Seller. Buyer is not, by entering into this Agreement or otherwise, assuming any obligations of Seller under the Excluded Assets or any contracts, agreements, arrangements or understandings, other than as expressly stated in this Agreement, the Acquisition Agreements or the Assumed Contracts.

               (ii) Except as set forth on SCHEDULE 5(H)(II), as of the Closing Date, Seller shall not be a party to any contract or lease with respect to equipment used by, or in the past used by, the Seller or the Business, to which Buyer shall have any present or future financial or other obligations.

               i. (i) Except as set forth on SCHEDULE 5(I), to the best of Seller's knowledge, Seller has a valid and continuing leasehold interest in the Demised Premises, free and clear of all mortgages, liens, attachments, pledges, encumbrances or security interests. Seller's Lease is in good standing, and is valid and in full force and effect in accordance with its terms. There are no defaults under Seller's Lease attributable to Seller, and no event has occurred, that (with or without the giving of notice or the lapse of time or both) would constitute an event of default thereunder. Seller has not received a written notice of default or notice of cancellation under Seller's Lease which remains uncured.

               (ii) To the best of Seller's knowledge, the Demised Premises, and all building systems, utilities, fixtures and improvements therein are in good operating condition and repair, and Seller has made all required maintenance and repairs thereof, and there are no deferred maintenance obligations.

               j. To the best of Seller's knowledge, whether or not there is a Permanent Certificate of Occupancy, the Demised Premises and the Business are being operated in compliance with, and neither Seller nor the Business is in default or violation of, any applicable federal, state or local laws, rules, regulations, or ordinances including, but not limited to, all parking requirements applicable to the Demised Premises and the Business being conducted at the Demised Premises. The current signage used by the Seller at the Demised Premises is in compliance with all applicable laws. To the best of Seller's knowledge, Seller is in compliance with all other laws, statutes, rules, regulations, orders and licensing requirements of, and has secured all other necessary permits, authorizations, certificates and licenses issued by, federal, state and local agencies and authorities, applicable to the Demised Premises and/or the Business, and such permits, authorizations, certificates and licenses have been validly issued and are in compliance with applicable law. Seller has received no notice of any violation of any law, rule, regulation or ordinance, including laws concerning licensing or permitting with respect to the Demised Premises or the Business, which violations have not been rectified.

               k. Seller has received no notice of, and has no knowledge of, any violation of any environmental law or regulation with respect to Seller, the Purchased Assets or the Business. There are no past or present actions or conditions, including without limitation, the release of any hazardous substance or waste regulated under any environmental law that could form the basis of any claim under any environmental law or regulation against Seller, the Purchased Assets or the Business. To the best of Seller's knowledge, there are no asbestos or asbestos-containing materials located within the Demised Premises in violation of applicable law.

               l. (i) Except as set forth in SCHEDULE 5(L)(I), Seller (A) is not a party to any collective bargaining agreement, employment agreement or consulting agreement covering any employee of Seller; and (B) has not announced or otherwise made a commitment to create any bonus (except for an oral understanding that Seller will review certain employees' performance each year and consider providing a bonus to each such employee), option, deferred compensation, pension, profit-sharing or retirement plan or arrangement, severance arrangement or other fringe benefit plan covering any employee of Seller.

               (ii) Seller does not maintain and has not at any time maintained a pension plan (as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); PROVIDED, HOWEVER, that Seller does maintain a 401(k) plan with respect to certain of its employees. Except as set forth on SCHEDULE 5(L)(II), Seller does not maintain and has not at any time maintained any plan for the purpose of providing to its employees or former employees or their beneficiaries, through the purchase of insurance or otherwise, medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death, or unemployment, or vacation benefits, apprenticeship, or other training programs, or day care centers, scholarship funds, or prepaid legal services, or holiday, severance or similar benefits (an "employee welfare benefit plan"). To the best of Seller's knowledge, Seller and its employees have complied in all respects with the requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "CODE"), including, but not limited to, the notice and continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act if 1985, as amended, and the reporting and disclosure requirements of ERISA. To the best of Seller's knowledge, the plans comply in all material respects with the applicable provisions of ERISA and the Code, and Seller does not maintain any employee welfare benefit plan that, as of the Closing Date, has any unfunded liabilities.

               (iii) As of the Closing Date, Seller shall have terminated (A) the employment of all of its employees and (B) all consulting arrangements or agreements with consultants to the Business.

               (iv) The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereunder will not result in any obligation or liability (with respect to accrued benefits or otherwise) of Buyer to any employee or former employee of Seller.

               (v) Prior to the Closing Date, or as soon thereafter as reasonably practicable, Seller shall pay all salaries, benefits, penalties, employment taxes, unemployment insurance, and any and all other sums owed to, or owed with respect to, its employees and consultants and Buyer shall have no obligation to such third parties for such amounts.

               (vi) SCHEDULE 5(L)(VI) sets forth the list of all employees (including their titles) and consultants to be terminated as of the Closing Date, and the salaries, bonuses and all applicable withholding taxes with respect to each such person.

               m. Except as set forth on SCHEDULE 5(M), neither Seller nor any of Seller's Principals has received notice of, and have no knowledge of, any violation of any applicable law (including but not limited to ERISA), rule or regulation relating to the employment of labor in connection with the Business and its operations, including without limitation any applicable law, rule or regulation relating to wages, hours, unfair labor practices, discrimination, payment of social security and similar taxes, and neither Seller nor Seller's Principals is liable for any penalties for failure to comply with any of the foregoing; and no claims have been made against Seller or Seller's Principals with regard to any of the foregoing.

               n. To the best of Seller's knowledge, all Federal, state and local taxes (including, without limitation, all sales tax due on Present Membership Agreements, if any) or assessments due and payable with respect of Seller for all periods, including interest and penalties, have been paid, or shall be timely paid by Seller when required, and there is no tax levy against Seller, the Business, or any of the Purchased Assets. No unsettled claim for any tax or assessment or levy for which Seller may become liable has been asserted. To the best of Seller's knowledge, Seller has not failed to file timely any tax returns, tax reports or other related tax information required by law to be filed. To the best of Seller's knowledge, no federal, state or local government entity is performing, or has threatened to perform, an audit of Seller for any year in which Seller has occupied the Demised Premises. To the best of Seller's knowledge, Seller has paid, or will timely pay when due, all withholding taxes required to be paid in connection with the payment of any and all consultants, including, but not limited to aerobics instructors and personal trainers.

               o.    (i)  As of the Closing Date, Seller is not Insolvent.

                    (ii) The transactions contemplated hereby have not been planned and will not be effected with intent to hinder, delay or defraud any creditor, and will not otherwise constitute a fraudulent transfer or conveyance under any applicable law, including section 548 of Title 11 of the United States Code.

                    (iii) For purposes of this Agreement, the term "INSOLVENT" shall mean, with respect to Seller, that the Purchase Price paid pursuant to
Section 4 of this Agreement is, on the date of determination, less than the total amount of liabilities (including contingent and unliquidated liabilities) of Seller as of such date (not including the liabilities of Seller to be assumed by Buyer hereunder) or that, as of such date Seller is unable to pay all liabilities of Seller as such liabilities mature or has unreasonably small capital for conducting the business proposed to be conducted by Seller; in computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               p. Seller has heretofore furnished Buyer with copies of the following financial information: (i) Seller's 1996 federal and state tax returns, and (ii) Seller's 1997 balance sheet and operating statements, covering the period from January 1, 1997 to December 31, 1997 ("SELLER'S FINANCIALS"), which were, to the best of Seller's knowledge, complete and correct as of the date they were supplied. Seller's Financials for 1997 are being audited by Buyer and Seller represents and warrants that Buyer will discover no material adverse change.

               q. Except as set forth on SCHEDULE 5(Q), as of the Closing Date Seller shall have paid-in-full all contractors, sub-contractors, materialmen, suppliers, expediters, attorneys, architects and other service providers (collectively, "CONTRACTORS"), for any and all work conducted prior to the Closing Date with respect to Seller, the Business or the Demised Premises, and no mechanic's or materialmen's liens have been filed against Seller, the Business, the Demised Premises or the Purchased Assets relating to Seller, the Business, the Demised Premises or the Purchased Assets. As of the Closing Date, to the best of Seller's knowledge, all contractors shall be paid in full, and no Contractor shall have the legal right to file a mechanic's or materialmen's lien against Seller, the Business, the Demised Premises or the Purchased Assets.

               r. (i) Seller has no subsidiaries and does not own any interest in any other trade or business, or other health club facility, whether incorporated or unincorporated.

                    (ii) Except for the name "Ovox Fitness & Sports Center" and "Powerhouse Gym", Seller has not conducted business under any other name and has not permitted the filing of any liens against Seller, the Business, or any of the Purchased Assets in any other name.

               s. Seller has conducted the Business in the ordinary course since December 31, 1997, and has not incurred any debt or sold any discounted present memberships, except in the ordinary course of the Business or sold any services or goods for less than fair market value since such date.

               t. Except as listed on SCHEDULE 5(T) hereof, to the best of Seller's knowledge, there are no new health club facilities under construction or scheduled to be opened within the next twelve (12) months within ten (10) miles of the Demised Premises.

               u. Except as listed on SCHEDULE 5(U) hereof, Seller has entered into no licenses, subleases, or other agreements which grant any third party the right to use all or any portion of the Demised Premises the "SPACE LICENSES"). None of the Space Licenses listed in Schedule 5(u) have been amended, modified, extended or otherwise altered, except as indicated in SCHEDULE 5(U).

               v. Seller has no continuing obligations under the agreement executed by and between Seller or Seller's Principals and Powerhouse Gym ("POWERHOUSE"), as amended from time to time (the "POWERHOUSE AGREEMENT").

               w. To the best of Seller's knowledge, no representation, warranty or other statement of Seller made under this Agreement, the Acquisition Agreements or contained in any certificate, list or other document furnished to Buyer or its agents or made available for inspection by Buyer or its agents, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained therein not misleading.


               x. The representations and warranties contained in this ARTICLE 5 shall survive the Closing Date for a period of eighteen (18) month; provided, however, that Seller's representation in Section 5(n) (Taxes) hereof shall survive the Closing Date indefinitely.

          6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller and Seller's Principals as follows:

               a. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the full power and authority to own its properties and to carry on its business as presently conducted.

               b. The execution, delivery and performance of this Agreement, the Acquisition Agreements and the transactions contemplated hereby have been duly and validly authorized by all corporate action of Buyer. This Agreement has been, and the Acquisition Agreements to which it is a party will as of the Closing Date be, duly and validly executed and delivered by Buyer, which has the power to do the same, to perform this Agreement and each of the Acquisition Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement, and each of the Acquisition Agreements to which it is a party, constitutes a legal, valid, binding and enforceable obligation of Buyer.

               c. Neither the execution nor delivery of this Agreement or the Acquisition Agreements by Buyer nor the consummation of the transactions contemplated hereby by Buyer will (with or without notice or the passage of time, or both) result in (i) a conflict with the certificate of incorporation or by-laws of Buyer, or (ii) a breach of, or liability under, any of the terms, or constitute a default pursuant to, any covenant or agreement to which Buyer is a party or by which Buyer is bound, or any judgement or any law, rule, regulation or ordinance to which Buyer is subject.

               d. The representations and warranties contained in this ARTICLE 6 shall survive the Closing Date for a period of eighteen (18) months.

          7.   DUE DILIGENCE PERIOD

               a. BUYER'S RIGHTS DURING DUE DILIGENCE PERIOD. During the Due Diligence Period (as defined herein), Seller agrees to allow Buyer to perform all required investigations and/or due diligence with respect to the Business, the Demised Premises, Seller and the Purchased Assets, including, but not limited to each of the following activities:

                    (i) Buyer and its auditors shall have the unimpeded right to commence and perform an audit of the financial books and records of Seller; and

                    (ii) Buyer shall have the unimpeded right to continue its due diligence investigation commenced prior to signing this Agreement, including, but not limited to, reviewing all documents, agreements, correspondence, invoices, tax documents, etc. deemed relevant by Buyer; provided, however, that Buyer shall conduct its due diligence investigation at all times in a manner that will minimize disruption to the Business; and

                    (iii) Buyer shall have the right to negotiate with the Landlord, with respect to the terms and conditions of the New Lease/Lease Modification, as applicable.

               b. SELLER'S OBLIGATIONS DURING DUE DILIGENCE PERIOD. During the Due Diligence Period, during the normal hours of the Business (including weekends), Seller shall allow Buyer and its representatives access to the Demised Premises and to the books and records of the Business, and shall provide reasonable assistance to Buyer and its representatives in their due diligence investigation.

               c. TERMINATION OF AGREEMENT DURING DUE DILIGENCE PERIOD. If, for any reason whatsoever, Buyer, in its sole and exclusive discretion, shall be dissatisfied, in whole or in part, with the results of its due diligence investigation, it may, at any time prior to the Due Diligence Termination Date, terminate this Agreement by written notice of termination ("TERMINATION NOTICE") to Seller's attorney. For purposes of this Section 7(c), fax notice, to the fax number indicated in Article 14 of this Agreement, shall be acceptable. If Buyer elects to terminate this Agreement as aforesaid, this Agreement shall be null and void and be of no further force and effect, and neither party shall have any further obligations to the other party. If a Termination Notice is not sent to Seller's attorney on or before the Due Diligence Termination Date, this Agreement shall continue in full force and effect in accordance with its terms. Termination of this Agreement in accordance with this provision shall also constitute termination of the other three Ovox Acquisition Agreements.

          8. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated under this Agreement are subject to the satisfaction of the following conditions:

               a. (i) On the Closing Date, Seller shall have delivered to Buyer resolutions of Seller authorizing (A) the sale of the Assets, (B) the assignment of the Assumed Contracts, and (C) the execution and delivery of this Agreement and each of the Acquisition Agreements to which Seller is a party, certified by the Secretary of Seller;

                    (ii) On the Closing Date, Seller AND SELLER'S PRINCIPALS shall have represented in writing that, as of the Closing Date, each of the representations in Article 5 of this Agreement listed in this Subsection 8(a)(ii) are true and accurate as of such date, including: Sections 5(a), 5(b), 5(c), 5(d), 5(e), 5(f), the third sentence of 5(g), 5(g)(iv), 5(g)(vi),
5(g)(viii), 5(g)(ix), 5(g)(x), 5(h), 5(i), 5(j), 5(k), 5(l), 5(m), 5(n), 5(o),
the second sentence of 5(q), 5(r), 5(s), 5(t), 5(u) and 5(v), each such representation shall be true and correct as of the Closing Date, and each such representation shall survive the Closing Date for a period of eighteen (18) months, except for the representation in Section 5(n), which shall survive the Closing Date indefinitely;

               b. Seller, and/or Seller's Principals, as the case may be, shall have executed and delivered to Buyer the Bill of Sale, the Assignment and Assumption Agreement, the Assignment and Assumption of Seller's Lease and the Non-Competition Agreement, each in the form of the appropriate exhibit attached hereto;

               c. Landlord and Buyer shall have executed the Lease Modification, substantially and materially in the form of EXHIBIT F hereto, subject only to those changes acceptable to Buyer, in Buyer's sole discretion, and the Lease Modification shall be valid and enforceable;

               d. Seller, the Demised Premises, and the building(s) and improvements presently located at the Demised Premises, shall be in compliance with all legal requirements of a business conducing the activities presently conducted by Seller at the Demised Premises and that a Permanent Certificate of Occupancy has been issued. In the event that Buyer, in its sole discretion agrees to complete the transactions contemplated by this Agreement despite Seller's inability to obtain a Permanent Certificate of Occupancy, Seller shall, at Seller's sole expense, including, but not limited to the costs, fees and expenses for architects, engineers, attorneys, expediters, and construction, take all actions and spend all sums necessary to secure a Permanent Certificate of Occupancy for the Demised Premises. In the event that Seller does not obtain the Permanent Certificate of Occupancy on or prior to the payment date of the TSI Note (the first anniversary of the Closing Date), Buyer, may direct TSI to suspend payment of the TSI Note (with no interest accruing) until such Permanent Certificate of Occupancy is received by Buyer;

               e. (i) (A) Each of the provisions of this Article 8 (conditions to closing) of this Agreement and (B) each of the provisions of Article 8 (conditions to closing) of each of the other Ovox Acquisition Agreements, ARE FULLY AND COMPLETELY SATISFIED, and (B) affiliates of Buyer ("BUYER'S AFFILIATES") and the Ovox Sellers shall have concluded each of the Related Ovox Acquisitions on the Closing Date;

               f. The Bank Facility and all related guaranties shall have been terminated and Seller shall have provided Buyer with proof that no related security agreement, UCC financing statement, or other document evidencing indebtedness, is in effect with respect to the Purchased Assets;

               g. Any and all installment contracts of Seller shall have been paid in full with no additional amounts due thereunder, and Seller shall have provided Buyer proof, satisfactory to Buyer, that all such amounts have been paid and that no obligations remain outstanding with respect to the relevant equipment provider. In addition, no security agreement, UCC financing statement, or other document evidencing indebtedness, shall exist with respect to such installment contracts;

               h. Seller shall have provided Buyer with (i) all executed UCC-3 termination statements, and written releases of lien or any other security interest, necessary to extinguish any and all security interests held by Landlord, the Bank, or any other third parties (including, but not limited to equipment lessors and equipment vendors) in the Purchased Assets, and/or (ii) pay-off letters from such third parties indicating the amount owed to such third party on the Closing Date for payment in full of all amounts owed with respect to the affected Purchased Assets;

               i. All material consents of third parties necessary on the part of Buyer, Seller or the Business, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and to permit the operation of the Business by Buyer in substantially the same manner after the Closing Date as conducted by Seller prior to the Closing Date, shall have been obtained or effected;

               j. Seller and Buyer shall have written and agreed upon the contents of the Rosenstein Receivable List;

               k.   Seller's affiliate, Ovox Fitness & Sports

Corp., shall have provided Buyer and each of Buyer's Affiliates a six (6) month royalty-free license for the use of the "Ovox" name and trademark, substantially and materially in the form of EXHIBIT G hereto;

               l. Seller shall have paid to Buyer, Buyer's 1997-1998 Paid-in-Full Amount, as defined in Section 3(a) hereof, in the amount of $20,000.00;

               m. Seller shall have paid to Buyer, Buyer's pro-rated share of the Pre-Closing Date EFT Payments, as defined in Section 3(b)(ii) hereof;

               n. Seller shall have assigned to Buyer all of its right and interest to each of the non-compete agreements listed in SCHEDULE 5(L)(I), between Seller and certain of its employees and consultants;

               o. Seller shall have assigned to Buyer, to the extent assignable, all of Seller's right, title and interest in and to all of Seller's permits, including, without limitation, all permits necessary for the operation of the Business at the Demised Premises, and in connection therewith, Seller shall deliver to Buyer all files, drawings, architects' renderings and all other documents related to such permits;

               p. Seller shall have delivered to Buyer all other agreements, consents and instruments required to be delivered to Buyer under this Agreement;

               q. Except as set forth on SCHEDULE 5(F), (i) no action, suit, or proceeding before any court or governmental or regulatory authority shall be pending which could materially effect the value of the Purchased Assets or Buyer's ability to profitably own and operate the Business, (ii) no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any third party or governmental or regulatory authority shall have been threatened, against Buyer, Seller or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions;

               r. Seller and Seller's Principals shall agree in writing not to conduct any negotiations, or enter into any agreement with the Sam's Landlord (as defined herein) with respect to the Tyces Lane Premises (as defined herein);

               s. Seller and Seller's Principals shall agree in writing to provide Buyer with Seller's interim financials for the period from January 1, 1998 and the Closing Date, no later than thirty (30) days after the Closing Date; and

               t. Seller shall have paid to Buyer, Buyer's pro-rated share of the license fee with respect to each of the Space Licenses listed in SCHEDULE 5(U) hereof.

          9.   CONDITIONS TO OBLIGATIONS OF SELLER.    The obligations of Seller
to consummate the transactions contemplated under this Agreement are subject to the satisfaction of the following conditions:

               a. (i) Buyer shall have delivered to Seller resolutions authorizing the acquisition of the Assets and the assumption of the Assumed Contracts, and the execution and delivery of this Agreement and each of the Acquisition Agreements, certified by the Secretary of Buyer;

                    (ii) TSI shall have delivered to Seller resolutions authorizing the execution and delivery of the TSI Note, certified by the Secretary of Buyer;

               b. No action, suit, or proceeding before any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against Buyer, Seller or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions;

               c. Buyer shall have (i) delivered to Seller the Closing Date Consideration, (ii) directed TSI to execute and deliver to Seller the TSI Note, and TSI shall have delivered such TSI Note, (iii) assumed Seller's obligations under the Assumed Contracts, and (iv) executed and delivered the Acquisition Agreements to which it is a party;

               d. Landlord and Buyer shall have executed the Lease Modification, substantially and materially in the form of EXHIBIT F hereto, subject only to those changes acceptable to Buyer, in Buyer's sole discretion, and the Lease Modification shall be valid and enforceable;

               e. Buyer's Affiliates shall have completed each of the Related Ovox Acquisitions as of the Closing Date;

               f. All material consents of third parties necessary on the part of Buyer, Seller or the Business, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and to permit the operation of the Business by Buyer in substantially the same manner after the Closing Date as conducted by Seller prior to the Closing Date, shall have been obtained or effected;

               g. Seller and Buyer shall have written and agreed upon the contents of the Rosenstein Receivable List;

               h. Except as set forth on SCHEDULE 5(F), (i) no action, suit, or proceeding before any court or governmental or regulatory authority shall be pending which could materially effect the value of the Purchased Assets or Buyer's ability to profitably own and operate the Business, (ii) no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any third party or governmental or regulatory authority shall have been threatened, against Buyer, Seller or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions;

               i. Buyer shall have performed, satisfied and complied with all of the covenants, conditions and provisions of this Agreement to be performed, satisfied or complied with by Buyer; and

               j. Buyer shall have delivered to Seller a total of ten (10) complimentary, non-transferable, passport memberships, which memberships shall be valid for as long as TSI remains directly, or indirectly, the owner of any or all of Buyer's Affiliates.

          10.  INDEMNIFICATION.

               a. After the Closing Date, Seller and Seller's Principals shall jointly and severally indemnify, defend and hold Buyer and its parent, directors, officers, trustees, employees, agents and affiliates (the "BUYER'S INDEMNITIES") harmless from and against any and all loss, damage, claim, obligation, assessment, cost, liability, and expense (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character (a "LOSS"), incurred, suffered, sustained or required to be paid by any one of them to the extent resulting from:

                    (i) any breach of the representations and warranties made by Seller in or pursuant to this Agreement or any of the Acquisition Agreements; or

                    (ii) the failure by Seller to perform or observe any of the covenants and agreements to be performed or observed by Seller pursuant to this Agreement or any of the Acquisition Agreements; or

                    (iii) any and all obligations of Seller, including, but not limited to, Seller's obligations to its Contractors, investors, shareholders, creditors and any other third parties, except for (A) obligations under the Assumed Contracts arising after the Closing Date, and (b) other obligations expressly assumed or required to be assumed by Buyer under this Agreement or the Acquisition Agreements; or

                    (iv) any and all obligations to Powerhouse or its affiliates, including, but not limited to any obligations arising from or related to the Powerhouse Agreement or the termination of the Powerhouse Agreement; or

                    (v) any and all liability with respect to the litigation indicated on Schedule 5(f) hereof.

          b. After the Closing Date, Buyer shall indemnify, defend and hold Seller and its directors, officers, trustees, employees, agents and affiliates and Seller's Principals (the "SELLER'S INDEMNITIES") harmless from and against any and all loss, damage, claim, obligation, assessment, cost, liability, and expense (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character (a "LOSS"), incurred, suffered, sustained or required to be paid by any one of them to the extent resulting from:

                    (i) a breach of the representations and warranties made by (A) Buyer in or pursuant to this Agreement or any of the Acquisition Agreements and (B) TSI in or pursuant to the TSI Note; or

                    (ii) the failure by (A) Buyer to perform or observe any of the covenants and agreements to be performed or observed by Buyer pursuant to this Agreement or any of the Acquisition Agreements, and (B) TSI to perform or observe any of the covenants and agreements to be performed or observed by TSI under the TSI Note; or

                    (iii) any and all obligations of Buyer including any and all obligations under the Assumed Contracts, except for (A) obligations under the Assumed Contracts or with respect to the Assets arising or accruing on or prior to the Closing Date, and (b) all other obligations retained by Seller under this Agreement or the Acquisition Agreements.

          c. The provisions of this SECTION 10 shall survive the Closing Date for a period of three (3) years.

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

          d. A party seeking indemnification hereunder is called the "INDEMNIFIED PARTY." A party against whom indemnification is sought hereunder is called the "INDEMNIFYING PARTY." The Indemnified Party shall give the Indemnifying Party prompt written notice of any claim, suit or demand which the Indemnified Party believes will give rise to indemnification by the Indemnifying Party. The Indemnifying Party shall have the right to defend and to direct the defense against any such claim, suit or demand, in its name or in the name of the Indemnified Party, as the case may be, at the Indemnifying Party's expense and with counsel selected jointly by the Indemnifying Party and the Indemnified Party; PROVIDED, HOWEVER, that if the Indemnified Party reasonably demonstrates that a conflict of interest exists between the Indemnified Party and the Indemnifying Party with respect to any such claim, suit or demand, the Indemnified Party may engage counsel of its own choosing at the expense of the Indemnifying Party and shall be entitled to undertake the defense, compromise or settlement of any such claim, suit or demand at the expense of the Indemnifying Party, and the Indemnifying Party shall reimburse the legal fees and other fees and expenses incurred by the Indemnified Party on a monthly basis. If the Indemnifying Party, within reasonable time after the notice of a claim, fails to defend the Indemnified Party, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnifying Party subject to the right of the Indemnifying Party to jointly assume the defense of such claim at any time prior to the settlement, compromise or final determination thereof.

               e. RIGHT OF OFFSET. In addition to any other rights Buyer may have under this Agreement or in accordance with applicable law, in the event that Seller and/or Seller's Principals fail to pay any amounts due to Buyer or Buyer's Indemnities as and when required herein pursuant to Section 10(a) hereof (including, without limitation, any costs incurred or injury suffered by Buyer or Buyer's Indemnities due to the breach of any of the representations and warranties set forth herein), Buyer, TSI and Buyer's Indemnities shall have an immediate right of offset against any payments required to be made pursuant to the TSI Note (i) to Seller or (ii) to the other entities controlled by Seller's Principals, in accordance with the Related Ovox Acquisitions.


          11. INTERIM PERIOD. (a) Seller agrees that, during the Interim Period, it shall:

                    (i) conduct the Business in the ordinary course consistent with prior practice, including, but not limited to prior membership sales practice, and shall not incur any additional debt outside of the ordinary course, issue any new complimentary or discounted memberships or make any modifications to the Business as conducted as of the date of this Agreement, unless previously agreed to by the parties in writing; and

                    (ii) preserve its business organization intact and shall use its best efforts to preserve for Buyer the good will of (A) the Present Members,
(B) the suppliers of the Business, and (C) any third parties related to the Business; and

                    (iii) (A) not enter into negotiations with, or provide any information to, any third parties interested in the possible acquisitions of any or all of the Ovox Clubs, and, (B) unless Buyer is in breach of this Agreement or has terminated this Agreement, Seller may not terminate this Agreement without Buyer's prior written approval.

                    (b) Buyer and Seller agree that during the Interim Period they shall work together to provide appropriate notice and complete necessary filing with respect to each of the following:

                    (i) notification of anticipated sale to the New Jersey division of taxation, in accordance with Section 54-11A-15 of the New Jersey Statutes; and

                    (ii) letter of non-applicability to the New Jersey Department of Environmental Protection, in accordance with the Industrial Site Recovery Act; and

                    (iii) notice of Seller's intention to sell a health club facility to the Division of Consumer Affairs of the State of New Jersey; and

                    (iv) any and all other necessary or appropriate filings with federal, state or local authorities.

                    (c)  Buyer and Seller agree that during the Interim Period:

                    (i) Buyer, or Buyer's parent company, TSI, shall have the exclusive right to negotiate with Sam's East, Inc. (the "SAM'S LANDLORD"), for a lease for the premises located at The Shopping Center located on the corner of Highway 18 and Tyces Lane in East Brunswick, New Jersey (the "TYCES LANE PREMISES"), which will allow an affiliate of Buyer to establish a health club facility at such location; and

                    (ii) Buyer shall continue to have the right to negotiate with the Landlord, with respect to the terms and conditions of the New Lease/Lease Modification, as applicable.


          12. CLOSING DATE ACTIONS. (a) On the Closing Date, Seller and Buyer agree, in good faith, to perform each of the following:

               (i) work together to prepare the Rosenstein Receivable List and the list of Closing Month Delinquent Amounts;

               (ii) prepare and execute a side-letter agreement with respect to post-closing undertakings of Seller, and other post-closing matters, as deemed necessary by the parties; and

               (iii) work together to complete all other actions reasonably necessary to complete the transactions contemplated herein.


          13. LIQUIDATED DAMAGES. (a) Notwithstanding anything to the contrary in this Agreement, in the event that Buyer does not provide a Termination Notice to Seller's Attorney on or prior to the Due Diligence Termination Date, AND, as of the Closing Date, all conditions listed in Article 8 of this Agreement have been fully satisfied and all conditions listed in Article 8 of each of the other Ovox Acquisition Agreements have been fully satisfied, AND each of the Ovox Sellers is otherwise ready, willing and able to conclude the transactions contemplated by the Ovox Acquisition Agreements, THEN, if Buyer, on the Closing Date, defaults in its obligation to complete the transactions contemplated hereby, Seller's sole remedy shall be the right to receive a payment of One Hundred Thousand Dollars ($100,000.00) (the "LIQUIDATED DAMAGES AMOUNT") from Buyer as liquidated damages, it being agreed that Seller's damages in case of Buyer's default might be impossible to ascertain, and that the Liquidated Damages Amount constitutes a fair and reasonable amount of damages under the circumstances and is not a penalty.

               (b) Upon the signing of this Agreement, TSI, the parent company of Buyer, shall deliver to Seller a guaranty agreement (the "TSI GUARANTY"), solely with respect to the Liquidated Damages Amount.

          14.  MISCELLANEOUS

               a. NOTICES. Any notice, consent or other communications required or permitted under this Agreement shall be in writing and delivered by personal delivery, certified mail, return receipt requested or by a recognized overnight courier, addressed as follows:

                    To Seller or Seller's Principals:

                    Harry Rosenstein
                    21 Manitoba Way
                    Marlboro, New Jersey 07746

                    Fax: 732-577-9832


                    with a copy to:

                    Robert Goldschlag, Esq.
                    65 South Street
                    Freehold, New Jersey 07728
                    Fax: 732-577-9832


                    To Buyer:


                    TSI Freehold, Inc.
                    c/o Town Sports International, Inc.
                    888 Seventh Avenue
                    New York, New York  10106
                    Fax: 212-246-8422

                    Attention: Alexander Alimanestianu

                    with a copy to:

                    Donovan & Giannuzzi
                    405 Park Avenue
                    New York, New York  10022
                    Fax: 212-223-0966

                    Attention: Nicholas T. Donovan, Esq.

Notices shall be deemed given (i) when received, if delivered by personal delivery, (ii) three business days after being deposited in the United States mail, if delivered by certified mail, and (iii) the next business day, if delivered by overnight courier.

               b. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assignees.

               c.   ENTIRE AGREEMENT.   This Agreement, together with the
exhibits, schedules, Acquisition Agreements and other writings referred to in this Agreement, embodies or reflects the entire agreement among the parties relating to the subject matter of this Agreement.

               d. HEADINGS. The section and other headings of this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

               e. SECTION REFERENCES. All references in this Agreement to Sections refer to sections of this Agreement.

               f. AMENDMENT AND WAIVER. This Agreement may not be amended, modified or waived in whole or in part at any time, except in a writing signed by Seller and Buyer.

               g. GOVERNING LAW. (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

               (ii) Any dispute, claim or controversy arising out of or relating to this Agreement or the Acquisition Agreements, including, but not limited to Buyer's and TSI's right of offset in Section 10(e) hereof, shall be settled by arbitration in Monmouth County, New Jersey in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or any successor thereof. The decision and award of the arbitration shall be final and conclusive on the parties, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

               h. BROKERS. Each of the parties represents and warrants to each other that there are no claims, or any basis for any claims, for brokerage commissions, finders' fees or similar commissions in connection with the transactions contemplated by this Agreement, including the execution of this Agreement, resulting from any action taken by such party, or by any of its agents, officers, employees or representatives.

          IN WITNESS WHEREOF, this Asset Purchase Agreement has been executed and delivered by the parties as of the date first above written.


                         MAXIFIT, INC. d/b/a
                         Ovox Fitness & Sports Center
                         of Old Bridge




                         By: /s/ Harry Rosenstein
                             -------------------------------
                              Name:  Harry Rosenstein
                              Title: President



                         TSI OLD BRIDGE, INC.




                         By: /s/ Alexander Alimanestianu
                             -------------------------------
                             Alexander Alimanestianu
                             Executive Vice President





With Respect to Section 10(a):




/s/ Harry Rosenstein
---------------------------------
HARRY ROSENSTEIN



/s/ Phyllis Rosenstein
---------------------------------
PHYLLIS ROSENSTEIN



/s/ Stuart Rosenstein
---------------------------------
STUART ROSENSTEIN




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